UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2010

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Cash Incentive Plan
On March 15, 2010 the Compensation Committee of the Board of Directors of Horizon Lines, Inc. (the “Company”) established the performance measures, percentage weightings and percentage of base salary targets that will be used to determine awards for the Company’s 2010 Cash Incentive Plan (the “Cash Incentive Plan”) for the fiscal year ending December 26, 2010 (“fiscal 2010”). The Company’s named executive officers, as well as other employees, participate in the Cash Incentive Plan. The annual bonus opportunities for each named executive officer are based on certain measures of Company financial performance and individual performance, percentage weightings for each performance measure and percentage of a participant’s base salary target, each as established by the Compensation Committee.
The Company financial performance measures established by the Compensation Committee vary by position. The bonus opportunities for the chief executive officer (the “CEO”), the chief financial officer (the “CFO”) and each vice president of a corporate function (a “VP”) are based on Adjusted EBITDA of the Company and the amount by which the Company’s net debt is reduced in fiscal 2010. In addition, the bonus opportunities for the CFO and for VPs are affected by their individual performance for the year. For this purpose, Adjusted EBITDA is a non-GAAP financial measure defined as net income plus net interest expense, income taxes, depreciation and amortization and excludes certain expenses and costs related to the ongoing antitrust investigation and related lawsuits and severance, restructuring and impairment charges.
The performance measures for the named executive officers and the relative weighting of those measures is described in the following table:

	Corporate		Individual
	Adjusted		Performance
Executive	EBITDA	Debt Reduction	Evaluation
CEO	75%	25%
CFO	60%	20%	20%
Sr. VP and COO	60%	20%	20%
Sr. VP (International Services)	60%	20%	20%
Sr. VP and General Counsel	50%	15%	35%
The funding levels established by the Compensation Committee depend upon meeting a minimum threshold level of Adjusted EBITDA for the year. If the threshold is not met, no participant will be entitled to receive a bonus under the plan, even if thresholds are met with respect to one or more of the other financial or individual performance measures applicable to that participant. If the applicable Adjusted EBITDA threshold is met, funding is computed for each financial and/or individual performance measure applicable to a participant. Each named executive officer has a prescribed target bonus amount under the plan, quantified as a percentage of base salary for fiscal 2010, as follows: 95% for the CEO, 70% for the CFO, 70% for the Sr. VP and COO, 70% for the Sr. VP — International Services and 50% for the Sr. VP and General Counsel. Funding is determined as follows:
•	funding of 20% of the named executive officer’s target opportunity, but less than 100% of target opportunity, if the minimum threshold for the performance measure is obtained but the target level is not achieved;

•	funding of 100% of the named executive officer’s target opportunity, but less than 150% of target opportunity, if the target for the performance measure is achieved or exceeded; and

•	funding of up to 150% of the named executive officer’s target opportunity if the maximum level is met or exceeded for that performance measure.
The funding level for individual performance is 100% of target opportunity if the named executive officer met individual performance objectives, and up to 150% of target opportunity for performance that exceeds those objectives. The amount funded for each performance measure is then multiplied by the percentage weighting applicable to the named executive officer for that performance measure. The sum of those weighted amounts equals the named executive officer’s earned bonus for the year.
The Committee has discretion to reduce or eliminate any award that would otherwise be payable to an executive officer under the Cash Incentive Plan. Likewise, the Chief Executive Officer may reduce or eliminate any award that would otherwise be payable to a non executive officer under the Cash Incentive Plan.
After Compensation Committee approval, incentive awards earned under the plan will be paid as lump-sum cash distributions between January 1, 2011 and March 15, 2011. Generally, a named executive officer must be employed by the Company on the last day of fiscal 2010 and on the date of bonus payment to receive a bonus under the plan. However, named executive officers who die or become disabled during the performance period may receive a pro-rated bonus payment, contingent upon the achievement of the performance goals described above.
Restricted Stock Awards
On March 15, 2010, the Compensation Committee also awarded shares of restricted stock to each named executive officer other than the CEO. Some of the restricted stock will be earned if the named executive officer satisfies a three year service requirement (“Service-Based Awards”), while the other restricted stock will be earned if specified Company performance goals are achieved for fiscal 2009 and the named executive officer satisfies a three year service requirement (“Performance-Based Awards”). These restricted stock awards were granted under the Company’s 2009 Incentive Compensation Plan.
The Service-Based Awards entitle the named executive officers to receive a specified number of shares of Company common stock if they are continuously employed by the Company until March 15, 2013. These shares are forfeited if the executive terminates employment before that date, unless termination is on account of retirement and the sum of the executive’s age and service is 75 or more, in which case the executive will vest in a pro-rated portion of the shares.
The Performance-Based Awards entitle the named executive officers to receive shares of Company common stock based on the level of the Company’s adjusted earnings before interest and taxes (“Adjusted EBIT”) for fiscal 2010. In the event that the Company does not achieve a minimum threshold Adjusted EBIT, the executives will not be entitled to receive any shares of Company stock. If the Company achieves an Adjusted EBIT level greater than a threshold level, the executives will be entitled to receive at least 25% and up to 100% of the number of shares awarded to them under their Performance-Based Awards, depending on the actual Adjusted EBIT achieved for fiscal 2010. For this purpose, Adjusted EBIT is a non-GAAP financial measure defined as net income plus net interest expense and income taxes and excludes certain expenses and costs related to the ongoing antitrust investigation and related lawsuits and severance, restructuring and impairment charges.
In addition to the Company achieving at least a threshold Adjusted EBIT level, the named executive officers must remain continuously employed by the Company until March 15, 2013 to receive any shares under their Performance-Based Awards. Shares are forfeited if the executive terminates employment before that date, unless termination is on account of retirement and the sum of the executive’s age and service is 75 or more, in which case the executive will vest in a pro-rated portion of the shares payable based on the Adjusted EBIT level achieved for fiscal 2010.
Dividends on the shares underlying both the Service-Based Awards and the Performance-Based Awards will be accrued and paid, without interest, at the time that underlying shares vest, and will be forfeited if the underlying shares are forfeited. The number of shares of restricted stock underlying each named executive officer’s awards are as follows:

Named Executive Officer	Service-Based Award	Performance-Based Award
CEO	N/A	N/A
CFO	20,000	40,000
Sr. VP and COO	20,000	40,000
Sr. VP — International Services	20,000	40,000
Sr. VP — General Counsel	7,000	10,000

CEO Performance Award
On March 18, 2010 the Compensation Committee approved the award of a performance grant to Charles G. Raymond, the Company’s Chief Executive Officer. The performance grant was awarded under the Company’s 2009 Incentive Compensation Plan.
The performance grant agreement evidencing the award entitles Mr. Raymond to a lump sum cash payment in 2011 if the following performance conditions and other requirements are met:
•	The Company’s Adjusted EBIT for fiscal 2010 meets or exceeds a specified threshold amount.

•	Mr. Raymond achieves certain strategic objectives during fiscal 2010. These strategic objectives are designed to promote the Company’s long-term strength, and include specific goals relating to asset deployment, business platform expansion and succession planning.

•	Mr. Raymond’s employment is not terminated and he is not placed on an involuntary leave of absence prior to December 26, 2010 (subject to certain exceptions discussed below).

•	During the period from March 18, 2010 to the last day of the 2011 fiscal year, Mr. Raymond does not sell, transfer or otherwise dispose of the shares of Company common stock that he currently owns or may acquire during that period (excluding certain shares).
The amount payable under the performance grant is based on a “target amount” of $1,300,000. The target amount is increased or decreased by a percentage based on the Company’s Adjusted EBIT for fiscal 2010 to determine an “attained amount”. If the Adjusted EBIT threshold is met, the attained amount would equal 50% of the target amount. If Adjusted EBIT for fiscal 2010 exceeds the designated target level, the attained amount would be increased to a higher percentage of the target amount based on the actual level of the Company’s Adjusted EBIT performance, up to 150% of the target amount.
The attained amount is then subject to adjustment by the Compensation Committee following the end of the 2010 fiscal year to determine the amount (if any) that will actually be paid under the performance grant to Mr. Raymond. The Committee may reduce or eliminate (but not increase) the attained amount if the Committee determines in its discretion that Mr. Raymond has not successfully achieved any or all of the strategic objectives. In addition, the Committee may further reduce or eliminate (but not increase) the attained amount if the Committee determines in its discretion that a “materially adverse condition” exists or has occurred during the period since December 21, 2009. A “materially adverse condition” is any change, development, or event which materially and adversely affects (or which the Committee determines could reasonably be expected to materially and adversely affect) the assets, liabilities, financial condition, results of operations, business, or prospects of the Company and its affiliates (excluding for this purpose a change, development, or condition relating to the economy in general, and not specifically relating to the Company or its affiliates).
As noted above, Mr. Raymond’s employment must not terminate and he may not be placed on an involuntary leave of absence prior to the end of the 2010 fiscal year to be paid any amount under the performance grant agreement. However, if his employment is terminated due to his death, disability or by the Company without cause, and he otherwise would have been entitled to a payment had he remained employed to the end of the 2010 fiscal year, he, or his beneficiary, will be entitled to a prorated amount of the payment that would have been paid to him had he remained employed to the end of the 2010 fiscal year. If Mr. Raymond retires before the end of the 2010 fiscal year, the Committee may in its sole discretion make a pro-rated payment if he otherwise would have been entitled to a payment had he in fact remained employed to the end of the 2010 fiscal year.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: March 19, 2010	By:	/s/ Robert S. Zuckerman
Robert S. Zuckerman
Senior Vice President and General Counsel